EXHIBIT 10.3

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of October 9, 2026, by and among Mira SAV Property, LLC, a Delaware limited liability company, having an address at c/o Spandrel Development Partners, 370 Lexington Avenue, Suite 700, New York, New York 10017, Attn: Emanuel Neuman & Ian Levine (“Borrower”), and (i) Spandrel Sponsors Fund II, LP, a Delaware limited partnership, having a primary place of business at c/o Spandrel Development Partners, 370 Lexington Avenue, Suite 700, New York, New York 10017, and (ii) Medalist Diversified Holdings, L.P., a Delaware limited partnership, having a primary place of business at c/o Medalist Diversified, Inc., P.O. Box 8436, Richmond, Virginia 23226 (collectively, “Guarantor”) (Borrower and Guarantor, collectively, “Indemnitors”) and GLP 2505 LLC, a Delaware limited liability company (“Lender” or “Indemnitee”), having an office c/o River Rock Associates LLC, 10 Glenville Street, Suite 2, Greenwich, CT 06831, and other Indemnified Parties (as hereinafter defined).

RECITALS:

A.Pursuant to that certain Loan and Security Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, modified or replaced from time to time, the “Loan Agreement”), Indemnitee has made a loan to Borrower (the “Loan”) in the principal amount of THIRTEEN MILLION EIGHT HUNDRED THOUSAND and 00/100 DOLLARS ($13,800,000.00).  Guarantor as direct or indirect holder of ownership interests of Borrower will benefit from the making of the Loan and is guarantying the Borrower’s Obligations under the Loan Agreement and the other Loan Documents pursuant to the Carveout Guaranty and the Completion Guaranty.
B.Borrower is the owner of certain real property located in Chatham County, Georgia, as more particularly described in Exhibit A to the Loan Agreement (said real property being collectively referred to as the “Land”; the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the “Property”).
C.Indemnitee is unwilling to make the Loan unless Indemnitors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties on the terms and conditions contained herein.
D.Indemnitors are entering into this Agreement to induce Indemnitee to make the Loan.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1.Certain Representations. (a) Except as set forth in the environmental reports in respect of the Property delivered by one or more of the Indemnitors to Indemnitee (the “Reports”), which Reports are identified on Schedule 1 hereto, to the best of Indemnitors’ knowledge there are no Hazardous Substances (as hereinafter defined) or underground storage tanks in, on, under, or migrating onto or from the Property, except those that are in compliance with all Environmental Laws (as hereinafter defined) and with permits issued pursuant thereto; (b) except as set forth in the Reports, to the best of Indemnitors’ knowledge, there are no past, present or threatened Releases (as hereinafter defined) of Hazardous Substances in, on, under or from the Property which have not been remediated in accordance with all Environmental Laws; (c) except as set forth in the Reports, to the best of Indemnitors’ knowledge there is no threat of any Release of Hazardous Substances migrating to or from the Property; (d) except as set forth in the Reports, to the best of Indemnitors’ knowledge, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with all Environmental Laws; (e) except as set forth in the Reports, Indemnitors do not know of, and have not received, any written or oral notice or other communication from any Person (as hereinafter defined) (including but not limited to a Governmental Authority (as hereinafter defined)) relating to Hazardous Substances or Remediation (as hereinafter defined) thereof, of possible liability of any Person pursuant to any Environmental Law, other adverse environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) to the knowledge of Indemnitors, Indemnitors have truthfully and fully provided to Indemnitee, in writing, any and all material information relating to the environmental condition of the Property in the possession, custody or control of Indemnitors.
2.Environmental Covenants.  Indemnitors covenant and agree that: (a) Indemnitors shall use commercially reasonable efforts to cause all uses and operations on or of the Property, whether by Indemnitors or any other Person under Indemnitors’ control or on the Property with Indemnitors’ permission or knowledge, to be in material compliance with all Environmental Laws and permits or authorizations required pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property by Indemnitors, except those that are in compliance with all Environmental Laws and with permits or authorizations from Governmental Authorities pursuant thereto; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits or authorizations required by Governmental Authorities pursuant thereto; (d) Indemnitors shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitors or any other Person (the “Environmental Liens”); (e) Indemnitors shall, at their sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 3, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Indemnitors shall comply with the provisions of Section 3 hereof in all material respects; (g) Indemnitors shall, at their sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property to the extent such Remediation is required by Environmental Law, (ii) comply with any Environmental Law in all material respects, (iii) comply with any directive from any Governmental Authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment with respect to Hazardous Substances in accordance with and to the extent required by Environmental

Law or directed by any Governmental Authority; (h) Indemnitors shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health arising from Hazardous Substances or the environment or poses an unreasonable risk of harm to any Person (whether on or off the Property) arising from Hazardous Substances; and (i) Indemnitors shall promptly notify Indemnitee in writing of (after it becomes aware of) (i) any Releases of Hazardous Substances in, on, under, from or migrating toward the Property not identified or disclosed in the Reports; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Property; and (v) any written or oral notice or other communication of which any Indemnitors become aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof (including relating to the Letter of Eligibility or the Existing Remedial Work), possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.
3.Indemnified Rights/Cooperation and Access.  In the event one or more of the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that, in the reasonable discretion of the Indemnified Parties, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable written notice from the Indemnitee, Indemnitors shall, at Indemnitors’ sole cost and expense, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties in light of the environmental hazard at issue) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by the Indemnified Parties and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to the Indemnified Parties within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that, in the reasonable discretion of the Indemnified Parties, requires a shorter period of time because of the nature of the hazard, upon reasonable written notice to one or more Persons comprising the Indemnitors, the Indemnified Parties and any other Person designated by the Indemnified Parties, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property upon prior notice at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitors shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property.  Notwithstanding anything to the contrary contained herein, Indemnitee acknowledges and agrees that (1) Hazardous Substances (or the potential therefor) have been identified on, at, under, and/or migrating to or from the Property  as more fully described in the Reports; (2) certain Hazardous Substances or potential for Hazardous Substances require investigation and/or corrective action (the “Existing Remedial Work”) in accordance with the Corrective Action Plan originally dated March 14, 2019 (as amended on or around October 23, 2019, February 6, 2024, and May 5, 2025, the “CAP”) and an Environmental

Management Plan, originally dated January 22, 2024 and last updated October 16, 2025, by WSP USA Inc. (“EMP”); and (3) the Georgia Department of Natural Resources, Environmental Protection Division (“EPD”) has determined that the Property is eligible for entry into the Georgia Brownfield Program in accordance with the Georgia Brownfield Act (O.C.G.A. Section 12-8-200 et seq.) pursuant to that Letter of Eligibility dated June 6, 2019 (the “Letter of Eligibility”) and EPD has approved the CAP and EMP.  Indemnitee acknowledges and agrees that it has received the Letter of Eligibility, the CAP and the EMP, and that there shall be no default, violation, or noncompliance with this Agreement or any of the other Loan Documents with respect to Indemnitors’ environmental representations, covenants, and obligations so long as Indemnitors continue to diligently prosecute Existing Remedial Work pursuant to the CAP and EMP to completion under and pursuant to the Georgia Brownfield Act.
4.Indemnification.  Indemnitors covenant and agree, at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (as hereinafter defined) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) the presence of any Hazardous Substances in, on, above, under or migrating onto or off the Property; (b) any past or present Release of Hazardous Substances in, on, above, under or migrating onto or from the Property; (c) any activity by any of the Indemnitors, any Person affiliated with Indemnitors, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by any of the Indemnitors, any Person affiliated with Indemnitors, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to Environmental Law or court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits required pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by any of the Indemnitors, any Person affiliated with Indemnitors, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property due to the presence of Hazardous Substances, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of any of the Indemnitors, any Person affiliated with Indemnitors, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment relating to the Property, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; and (j) any acts of any of the Indemnitors, any Person affiliated with any Indemnitors, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release of any Hazardous Substance which causes the incurrence of costs for Remediation.

5.Duty to Defend and Attorneys and Other Fees and Expenses.  With respect to matters subject to the indemnification under this Agreement, upon written request by any Indemnified Party, Indemnitors shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals selected by Indemnitors and reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding insofar as it applies to such Indemnified Parties, providing that no compromise or settlement shall be entered without Indemnitors’ consent, which consent shall not be unreasonably withheld.  Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys (other than attorneys Indemnified Parties elect to retain in addition to Indemnitors’ attorneys; provided, however, if Indemnitors’ counsel has a conflict of interest in representing any Indemnified Party and such Indemnified Party retains additional attorneys as a result thereof, Indemnitors shall be responsible for the reasonable fees and disbursements of such attorneys), engineers, environmental consultants, laboratories and other professionals in connection therewith.
6.Definitions.  Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.  As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment.  The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act, and the Georgia Brownfield Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental conditions of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; or (c) impose conditions or requirements in connection with permits or other authorization for lawful activity relating to Hazardous Substances.

The term “Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence and any entity delegated authority pursuant to Environmental Law with jurisdiction over the Property or Indemnitors.

The term “Hazardous Substances” means (i) any element, compound or chemical, whether naturally occurring or manmade, that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste, or words of similar import or regulatory effect under Environmental Laws, or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (ii) petroleum and its refined products; (iii) polychlorinated biphenyls; (iv) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (v) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (as hereinafter defined)), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business).

The term “Investors” means collectively, any purchaser, transferee, assignee, servicer, participant or investor of or in the Loan.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Loan Documents” means the Loan Agreement, the Note, the Mortgage, all other documents evidencing or securing the Note (including all additional mortgages, guarantees and assignments of leases and rents) and all other documents executed or delivered in connection therewith.

The term “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards, but expressly excluding punitive, special or consequential damages and diminution in the value of the Property due to the presence of Hazardous Substances at, on, under, in, or from the Property as of the date of this Agreement except to the extent payable to a third party.

The term “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

The term “Release” includes, but is not limited to, any actual or threatened release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances in violation of Environmental Law.

The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action in accordance with and to the extent required under Environmental Law or by the CAP or EMP, including the development and implementation of any institutional or engineered controls and any associated maintenance and monitoring obligations; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits or authorizations issued or required pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

7.Unimpaired Liability.  The liability of Indemnitors or any Person who succeeds Indemnitors or any Person as owner of the Property under this Agreement shall in no way be limited or impaired by, and Indemnitors hereby consent to and agree to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgage or any other Loan Document to or with Indemnitee. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, (b) any sale or transfer of all or part of the Property, (c) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitors, (d) the accuracy or inaccuracy of the representations and warranties made by one or more of Indemnitors under the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents or herein, (e) the release of Indemnitors or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Loan, or (g) Indemnitee’s failure to record the Mortgage or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; and, in any such case, whether with or without notice to Indemnitors and with or without consideration.
8.Enforcement.  Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgage or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Mortgage or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Note, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Note, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement to the contrary, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitors are fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.
9.Survival.  The obligations and liabilities of Indemnitors under this Agreement shall fully survive, to the maximum extent permitted by law, for the applicable statute of limitations provided all Obligations have been fully satisfied (and if any Obligations remain outstanding, the obligations and liability of Indemnitors under this Agreement shall fully survive until the Obligations are fully satisfied) notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.  Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitors hereunder shall not apply to the extent that Indemnitors can prove that such liabilities and obligations arose solely from Hazardous Substances that: (a) were not present on the Property prior to the date that Indemnitee or its nominee (or a purchaser at foreclosure) acquired title to the Property or a receiver or similar Person took possession of the Property, whether by foreclosure, exercise of power of sale or otherwise and (b) were not the result of any act or negligence or willful misconduct of Indemnitors or any of Indemnitors’ Affiliates.
10.Interest.  Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such written demand therefor, shall thereafter bear interest at the lesser of (a) the Default Rate and (b) the maximum interest rate which Indemnitors may by law pay or Indemnified Parties may charge and collect, provided that the foregoing shall be subject to the usury provisions of Section 25 of the Loan Agreement.
11.Waivers.    (a) Indemnitors hereby waive (i) any right or claim of right to cause a marshaling of Indemnitors’ assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitors; (ii) and relinquish all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitors may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) except as provided in the Loan Documents, presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitors hereby agree to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.
(b)INDEMNITORS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.
12.Subrogation.  Indemnitors shall take any and all reasonable actions, including institution of Legal Action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Person responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost.
13.Indemnitors’ Representations and Warranties.  Each Indemnitor represents and warrants (as to itself and not any other Indemnitor) that:
(a)it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by such Indemnitor have been duly and validly authorized; and all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;
(b)its execution of, and compliance with, this Agreement is in the ordinary course of business of each Indemnitor and will not result in the breach of any term or provision of the operating agreement, charter, by-laws, partnership or trust agreement, or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or the Property is subject (other than the Loan Documents), or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor or the Property is subject;
(c)to the best of each Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of such Indemnitor, or in any material impairment of the right or ability of such Indemnitor to carry on their businesses substantially as now conducted, or in any material liability on the part of such Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of such Indemnitor contemplated herein, or which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;
(d)it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
(e)to the best of each Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and
(f)this Agreement constitutes a valid, legal and binding obligation of each Indemnitor, enforceable against such Indemnitor in accordance with the terms hereof subject to bankruptcy, insolvency and other laws affecting the rights of creditors and to general equitable principles.
14.No Waiver.  No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.
15.Notice of Legal Actions.  Each Indemnitor shall, within ten (10) days of receipt thereof, give written notice to Indemnitee of (a) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, in, under, above, from or affecting the Property, and (b) any Legal Action brought against such party or related to the Property, with respect to which Indemnitors may have liability under this Agreement. Such notice shall comply with the provisions of Section 19.
16.Intentionally Omitted.
17.Transfer of Loan.   (a) Indemnitee may, at any time, sell, transfer or assign all or any portion of its interest in the Note, the Loan Agreement, the Mortgage, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates. Subject to the provisions of the Loan Agreement, Indemnitee may forward to each Investor and each prospective Investor, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitors and the Property, whether furnished by Indemnitors, any guarantor or otherwise, as Indemnitee determines reasonably necessary or desirable. Indemnitors and any guarantor agree to reasonably cooperate (at Indemnitee’s cost) with Indemnitee in connection with any transfer made pursuant to this Section, including, without limitation, the delivery of an estoppel certificate and such other documents as may be reasonably requested by Indemnitee. Indemnitors shall also furnish, and Indemnitors and any guarantor hereby consent to Indemnitee furnishing to such Investors or such prospective Investors, any and all information concerning the financial condition of the Indemnitors and any guarantor and any and all information concerning the Property and any Leases, as may be reasonably requested by Indemnitee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest, subject to the terms of the Loan Agreement.
(b)Upon any transfer or proposed transfer contemplated above and by the Loan Agreement (including, without limitation, Section 23 thereof) of the Loan Agreement, at Indemnitee’s request, Indemnitors shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Indemnitee, such Investor or prospective Investor may reasonably require.
18.Taxes.  Indemnitors have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Indemnitors have no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
19.Notices.  All notices or other written communications hereunder shall be made in accordance with Section 26 of the Loan Agreement.  Notwithstanding the foregoing, any notice to be given to Indemnitors hereunder shall also be sent directly to Medalist Diversified Holdings, L.P. at its address set forth above (or such other address as Medalist may designate by written notice to Indemnitee), with a copy to Williams Mullen, Attention: R. James, 200 South 10th Street, Suite 1600, Richmond, Virginia 23219.
20.Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
21.No Oral Change.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitors or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
22.Headings, Etc.  The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
23.Number and Gender/Successors and Assigns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitors” shall be deemed to refer to each and every Person comprising the Indemnitors from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitors, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitors may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.
24.Release of Liability.  Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.
25.Rights Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Mortgage, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.
26.Inapplicable Provisions.  If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
27.Governing Law. This Agreement shall be governed in accordance with the terms and provisions of Section 30(a) of the Loan Agreement.
28.Joint and Several Liability.  If this Agreement is executed by one or more individuals or entities, all such individuals and entities shall be jointly and severally liable for all obligations hereunder.
29.Miscellaneous. Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

BORROWER:

MIRA SAV PROPERTY, LLC,

a Delaware limited liability company

By:	/s/ Emanuel Neuman
Name:	Emanuel Neuman
Title:	Authorized Signatory

State of _________)

) ss:

County of __________)

On the _____ day of __________ in the year 2026, before me, the undersigned, personally appeared ____________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_________________________

Notary Public

GUARANTOR:

SPANDREL SPONSORS FUND II, LP,

a Delaware limited partnership

By:	/s/ Emanuel Neuman
Name:	Emanuel Neuman
Title:	Authorized Signatory

State of _________)

) ss:

County of __________)

On the _____ day of __________ in the year 2026, before me, the undersigned, personally appeared ____________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_________________________

Notary Public

GUARANTOR:

MEDALIST DIVERSIFIED HOLDINGS, L.P.,

a Delaware limited partnership

By:	/s/ C. Brent Winn, Jr.
Name:	C. Brent Winn, Jr.
Title:	Chief Financial Officer

State of _________)

) ss:

County of __________)

On the _____ day of __________ in the year 2026, before me, the undersigned, personally appeared ____________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_________________________

Notary Public